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                                                                    Exhibit 23.1



                        Consent of Ernst & Young LLP

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 9, 1997, in the Registration Statement (Form S-1) and related Prospectus of Endocardial Solutions, Inc. for the registration of 750,000 shares of its common stock.


                                                           /s/ Ernst & Young LLP


Minneapolis, Minnesota
July 22, 1997